Exhibit 99.1

News Release

Company Contacts:
Christine Russell	Sonia Segovia
Executive Vice President, Finance and Chief Financial Officer	IR Coordinator
Tel: (408) 938-6466	Tel: (408) 938-6491
Email:christine.russell@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Fiscal Quarter Results

SANTA CLARA, Calif. — Thursday, August 1, 2019 — PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), a leading provider of differentiated data and analytics solutions to the semiconductor and electronics industries, today announced financial results for its second fiscal quarter ended June 30, 2019.

Second Fiscal Quarter 2019 Financial Results

Total revenues for the second fiscal quarter of 2019 were $20.6 million, compared to $20.5 million for the first fiscal quarter of 2019 and $21.1 million for the second fiscal quarter of 2018. Solutions revenue for the second fiscal quarter of 2019 was $13.4 million, compared to $16.7 million for the first fiscal quarter of 2019 and $15.3 million for the second fiscal quarter of 2018. Deferred revenue for the second fiscal quarter of 2019 includes $1.0 million associated with one customer in China that is significantly delinquent in payments, which revenue we expect to recognize in the future when such payments are made. Gainshare performance incentives revenue for the second fiscal quarter of 2019 was $7.1 million, compared to $3.9 million for the first fiscal quarter of 2019 and $5.9 million for the second fiscal quarter of 2018.

Second quarter 2019 gross margin of 62% improved from 48% in the second fiscal quarter of 2018, reflecting a lower headcount primarily related to reductions in our yield ramp business as we focus on our software business and an increase in our Gainshare performance incentives.

On a GAAP basis, net loss for the second fiscal quarter of 2019 was $0.7 million, or ($0.02) per basic and diluted share, compared to net loss of $2.7 million, or ($0.08) per basic and diluted share, for the first fiscal quarter of 2019, and compared to net loss of $2.1 million, or ($0.07) per basic and diluted share, for the second fiscal quarter of 2018.

Non-GAAP net income for the second fiscal quarter of 2019 was $1.0 million, or $0.03 per diluted share, compared to net income of $0.8 million, or $0.03 per diluted share, for the first fiscal quarter of 2019, and compared to net income of $0.8 million, or $0.02 per diluted share, for the second fiscal quarter of 2018.

Cash and cash equivalents at June 30, 2019, were $86.8 million, compared to $96.1 million at December 31, 2018, a decrease of $9.3 million. Although operating activities generated $5.0 million in cash during the six months ended June 30, 2019, $10.4 million was used during the same period to repurchase 614,000 shares at an average price of $12.54 per share, for a total of $7.7 million, and to acquire certain assets from StreamMosaic, Inc., a privately held provider of artificial intelligence and machine learning solutions, for approximately $2.7 million. Both the repurchase of shares and the acquisition demonstrate continued commitment to the Company’s on-going evolution to be the provider of choice for advanced data analytics for semiconductors and electronics and expectations of future results based on a successful evolution.

Operating Highlights

●	Two major Asian pure-play foundries signed contracts to incorporate Exensio® – Control into their new fabs, extending our leadership position in FDC at 300mm.

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A leading Asian foundry and a Top-10 semiconductor customer have each renewed and extended contracts for use of our CV® infrastructure to support overall fab management strategy and to provide quality and reliability “screens” for their respective semiconductor manufacturing environments.

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Three new fabless semiconductor companies with various offerings in the marketplace have each signed deals to adopt our Exensio® Software Platform, validating its scalability from startup fabless to the largest semiconductor companies in the world.

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Various Top 20 semiconductor customers in the United States and Japan have engaged with us for proof-of-concept projects based on our production-proven machine-learning (ML) capabilities to gain insight into their product quality and quickly identify manufacturing issues.

●	A Top 10 global electronics company has closed a significant deal for Exensio® –Yield™, demonstrating the opportunity for the Exensio® Software Platform in this market segment.

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Second Fiscal Quarter 2019 Financial Commentary Available Online

A Management Report reviewing the Company’s second fiscal year 2019 financial results will be furnished to the SEC on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items (including severance payments, and restructuring charges), stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements made in this press release and on the planned conference call regarding the Company’s future expected business performance and financial results are forward looking and are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers’ production volumes under contracts that provide Gainshare royalties, cost and schedule of new product development; continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2018, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) offers an end-to-end analytics platform that empowers engineers and data scientists across the semiconductor ecosystem to rapidly improve the yield, quality, and profitability of their products. By combining industry-leading data analytics and professional services with exclusive, differentiated product data generated during the manufacturing process, PDF Solutions is delivering on the promise of Industry 4.0 today by transforming how the ecosystem collects, analyzes, and shares data. Key Fortune 500 organizations around the world rely on PDF Solutions to remove the data barriers that encumber and constrain new product introductions and to deliver the machine learning insights that drive efficient and profitable high-volume manufacturing.

Headquartered in Santa Clara, California, PDF Solutions also operates worldwide in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

CV, Exensio, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. ALPS, DFI, Stream.AI, and StreamMosaic are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$86,817	$96,089
Accounts receivable, net	52,381	51,570
Prepaid expenses and other current assets	8,843	9,562
Total current assets	148,041	157,221
Property and equipment, net	35,846	35,681
Operating lease right-of-use assets	7,974	—
Goodwill	2,293	1,923
Intangible assets, net	6,855	5,064
Deferred tax assets	21,378	19,044
Other non-current assets	7,284	6,972
Total assets	$229,671	$225,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,813	$2,454
Accrued compensation and related benefits	5,158	4,727
Accrued and other current liabilities	2,404	3,235
Operating lease liabilities - current portion	1,875	—
Deferred revenues - current portion	9,026	8,477
Billings in excess of recognized revenues	1,088	635
Total current liabilities	21,364	19,528
Long-term income taxes payable	3,571	3,751
Non-current operating lease liabilities	8,107	—
Other non-current liabilities	1,737	2,831
Total liabilities	34,779	26,110

Stockholders’ equity:
Common stock and additional paid-in-capital	318,361	310,665
Treasury stock at cost	(88,324)	(79,142)
Accumulated deficit	(33,853)	(30,452)
Accumulated other comprehensive loss	(1,292)	(1,276)
Total stockholders’ equity	194,892	199,795
Total liabilities and stockholders’ equity	$229,671	$225,905

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Revenues:
Solutions revenues	$13,429	$16,661	$15,266	$30,090	$33,456
Gainshare performance incentives	7,139	3,880	5,853	11,019	12,400
Total revenues	20,568	20,541	21,119	41,109	45,856

Cost of solutions:
Direct costs of solutions	7,689	7,724	10,774	15,413	22,112
Amortization of acquired technology	143	144	143	287	287
Total cost of solutions	7,832	7,868	10,917	15,700	22,399
Gross profit	12,736	12,673	10,202	25,409	23,457

Operating expenses:
Research and development	7,312	8,246	7,100	15,558	14,345
Selling, general and administrative	6,940	7,010	5,919	13,950	12,294
Amortization of other acquired intangible assets	154	108	108	262	217
Restructuring charges	–	92	–	92	–
Total operating expenses	14,406	15,456	13,127	29,862	26,856

Loss from operations	(1,670)	(2,783)	(2,925)	(4,453)	(3,399)
Interest and other income (expense), net	111	(6)	390	105	59
Loss before income taxes	(1,559)	(2,789)	(2,535)	(4,348)	(3,340)
Income tax benefit	(849)	(98)	(439)	(947)	(820)
Net loss	$(710)	$(2,691)	$(2,096)	$(3,401)	$(2,520)

Net loss per share:
Basic	$(0.02)	$(0.08)	$(0.07)	$(0.10)	$(0.08)
Diluted	$(0.02)	$(0.08)	$(0.07)	$(0.10)	$(0.08)

Weighted average common shares:
Basic	32,339	32,485	31,962	32,412	32,065
Diluted	32,339	32,485	31,962	32,412	32,065

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
GAAP net loss	$(710)	$(2,691)	$(2,096)	$(3,401)	$(2,520)
Adjustments to reconcile GAAP net loss to non-GAAP net income:
Stock-based compensation expense	2,434	3,476	2,701	5,910	5,557
Amortization of acquired technology	143	144	143	287	287
Amortization of other acquired intangible assets	154	108	108	262	217
Restructuring charges and severance payment	—	92	—	92	283
Write-down in value of property and equipment	—	—	—	—	—
Adjustment to contingent consideration related to acquisition	—	—	—	—	—
Tax impact of adjustments	(993)	(287)	(96)	(1,280)	(843)
Non-GAAP net income	$1,028	$842	$760	$1,870	$2,981

GAAP net loss per diluted share	$(0.02)	$(0.08)	$(0.07)	$(0.10)	$(0.08)
Non-GAAP net income per diluted share	$0.03	$0.03	$0.02	$0.06	$0.09

Shares used in diluted shares calculation	33,055	33,022	32,304	33,038	32,474